                                                                     EXHIBIT 4.2


                          CREDIT ENHANCEMENT AGREEMENT

                                      AMONG

                         U.S. BANK NATIONAL ASSOCIATION

                                   AS TRUSTEE,

                                  DISCOVER BANK

                     AS MASTER SERVICER, SERVICER AND SELLER

                                       AND

                   DISCOVER RECEIVABLES FINANCING CORPORATION

                         AS CREDIT ENHANCEMENT PROVIDER

                          -----------------------------

                          DATED AS OF JANUARY 23, 2002

                          ----------------------------

                          DISCOVER CARD MASTER TRUST I

                                  SERIES 2002-1

                                TABLE OF CONTENTS
                                -----------------
                                                                            PAGE
                                                                            ----

SECTION 1.        Defined Terms............................................   3

SECTION 2.        Loan.....................................................   4

SECTION 3.        Calculation of Amount of Interest Payable on the Loan....   5

SECTION 4.        Payment of Interest on the Loan..........................   5

SECTION 5.        Repayment of Principal of the Loan.......................   5

SECTION 6.        Payments to the Holder of the Seller Certificate and the
                    Master Servicer........................................   6

SECTION 7.        Deposits to and Withdrawals from the Credit
                    Enhancement Account....................................   6

SECTION 8.        Certain Additional Loans.................................   7

SECTION 9.        Limited Obligation; Waiver of Setoff; Obligations
                    Absolute...............................................   8

SECTION 10.       Investments and Information..............................   9

SECTION 11.       Servicing Transfer.......................................   9

SECTION 12.       Representations and Warranties...........................   9

SECTION 13.       Covenants................................................  10

SECTION 14.       Governing Law............................................  11

SECTION 15.       Termination..............................................  11

SECTION 16.       Notices..................................................  11

SECTION 17.       Bankruptcy...............................................  12

SECTION 18.       Limitation of Remedies...................................  12

SECTION 19.       No Petition..............................................  12

SECTION 20.       Amendments...............................................  13

SECTION 21.       Successors and Assigns; Replacement of Credit
                    Enhancement Provider...................................  13

SECTION 22.       Participation............................................  13

                  CREDIT ENHANCEMENT AGREEMENT, dated as of January 23, 2002, among U.S. BANK NATIONAL ASSOCIATION (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as trustee (together with its successors and assigns as trustee, the "Trustee") for Discover Card Master Trust I (the "Trust"), DISCOVER BANK (formerly Greenwood Trust Company) ("Discover Bank") as Master Servicer, Servicer and Seller with respect to the Trust and DISCOVER RECEIVABLES FINANCING CORPORATION as cash collateral depositor (the "Credit Enhancement Provider").

                               W I T N E S S E T H
                               -------------------

                  WHEREAS, Discover Bank as Master Servicer, Servicer and Seller and the Trustee have entered into a Pooling and Servicing Agreement, dated as of October 1, 1993 (as the same may from time to time be amended, modified or otherwise supplemented, the "Pooling and Servicing Agreement"), and that certain Series Supplement, dated as of January 23, 2002 (as the same may from time to time be amended, modified or otherwise supplemented, the "Series Supplement");

                  WHEREAS, the Trust, pursuant to the Pooling and Servicing Agreement and the Series Supplement, is issuing $1,052,632,000 in aggregate principal amount of Investor Certificates of Discover Card Master Trust I, Series 2002-1 (the "Series"), which will entitle the holders thereof to interest during the Revolving Period, the Accumulation Period, and the Amortization Period, if any, and principal on the Class A Expected Final Payment Date, the Class B Expected Final Payment Date and during the Amortization Period, if any;

                  WHEREAS, the principal and interest payments on the Investor Certificates are to be funded by Principal Collections and Finance Charge Collections received by the Trust on the Receivables; and

                  WHEREAS, it is a condition to the issuance of the Investor Certificates that at the closing on the date hereof, the Credit Enhancement Provider make a term loan (the "Loan") to the Trust, for the benefit of the Investor Certificateholders of the Series, of $78,947,400 (7.5% of the Series Initial Investor Interest), for deposit in the Credit Enhancement Account to provide additional funds to make payments on the Investor Certificates under certain circumstances.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

                  SECTION 1. DEFINED TERMS.

                  (a) The capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement or the Series Supplement, as applicable.

                  (b) The following terms have the definitions set forth below:

                  "Interest Period" means (i) with respect to the initial Distribution Date, the period commencing on the Series Closing Date and ending on the day immediately preceding the initial Distribution Date and (ii) with respect to each subsequent Distribution Date, the period commencing on the preceding Distribution Date and ending on the day immediately preceding such Distribution Date.

                  "Lender Rate" means, with respect to each Interest Period, the prime commercial lending rate per annum established by the Trustee, as in effect on each day in the Interest Period.

                  "LIBOR-Based Rate" means, with respect to each Interest Period, the per annum interest rate equal to the London Interbank Offered Rate which appears on Telerate Page 3750 at approximately 11:00 a.m. (London time) two LIBOR Business Days prior to the first day of such Interest Period for deposits of United States dollars for a period of time comparable to the Interest Period, and in an amount comparable to the principal amount of the Loan, plus .80%.

                  "Portfolio Yield" means, with respect to any Due Period, the annualized percentage equivalent of a fraction, the numerator of which shall be the sum of (i) the amount of Finance Charge Collections received during such Due Period, (ii) the amount of Series Yield Collections for each Series then outstanding for such Due Period and (iii) the amount of Series Additional Funds for each Series then outstanding for such Due Period, and the denominator of which shall be the total amount of Principal Receivables in the Trust as of the first day of such Due Period.

                  "Provider Amount" means, with respect to each Distribution Date, the lesser of (i) the unpaid principal amount of the Loan (including any amounts loaned by the Credit Enhancement Provider pursuant to Section 8 hereof) and (ii) the amount on deposit in the Credit Enhancement Account, in each case before giving effect to any payments, allocations or distributions on such Distribution Date.

                  "Series Interest Payment Amount" means, for any Distribution Date, an amount equal to the amount of interest payable on the Loan on such Distribution Date, including any accrued but unpaid interest with respect to previous Interest Periods and interest thereon, less the amount paid to the Credit Enhancement Provider on such Distribution Date pursuant to Section 4(a) hereof. The Series Interest Payment Amount shall be the amount of interest payable pursuant to this Agreement for purposes of calculating the "Credit Enhancement Fee" for the purpose of, and as such term is defined in, the Series Supplement and such amount shall be paid in accordance with the provisions of the Series Supplement.

                  SECTION 2. LOAN. The Credit Enhancement Provider hereby makes a term loan to the Trust, for the benefit of the Investor Certificateholders of the Series, on the Series Closing Date in an amount equal to $78,947,400, receipt of which is hereby acknowledged by the Trustee. The amount of such Loan shall be increased by the amount of any additional loan made by the Credit Enhancement Provider pursuant to Section 8 hereof.

                  SECTION 3. CALCULATION OF AMOUNT OF INTEREST PAYABLE ON THE LOAN.

                  (a) The Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum determined for such day as follows. To the extent the unpaid portion of the principal of the Loan during such Interest Period equals or is less than the amount on deposit in the Credit Enhancement Account, the rate for such Interest Period on such principal portion shall be the LIBOR-Based Rate. To the extent any portion of the unpaid principal of the Loan exceeds such amount on deposit, the rate for such Interest Period on such principal portion shall be the Lender Rate.

                  (b) Interest shall be payable monthly in arrears on each Distribution Date. Interest on the Loan shall be calculated on the basis of the actual number of days elapsed during the applicable Interest Period divided by
(i) 360, to the extent the LIBOR-Based Rate is applicable, or (ii) 365 or 366, as the case may be, to the extent the Lender Rate is applicable. The Trustee shall, as soon as practicable, notify the Seller, the Master Servicer and the Credit Enhancement Provider of each determination of the Lender Rate and of the LIBOR-Based Rate. Each determination thereof by the Trustee pursuant to the provisions of this Agreement shall be conclusive and binding on the Seller, the Master Servicer and the Credit Enhancement Provider, in the absence of manifest error.

(c) If any portion of interest due and payable on a Distribution Date is not paid on such Distribution Date, the unpaid portion of such interest shall be due and payable on the next succeeding Distribution Date. Any interest that is not paid on the due date thereof shall accrue interest from the Distribution Date on which such interest was due and payable to the date such interest is actually paid at a rate per annum equal to the Lender Rate.

                  SECTION 4. PAYMENT OF INTEREST ON THE LOAN. On each Distribution Date, the Trustee as administrator of the Credit Enhancement shall pay or cause to be paid to the Credit Enhancement Provider the amount of accrued but unpaid interest on the Loan from the funds and in the order of priority set forth below; provided, however, that such payments shall not exceed the amount of accrued but unpaid interest on the Loan and that such payments will be made only to the extent such funds are available:

                  (a) interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on the Provider Amount; and

                  (b) the Series Interest Payment Amount, to the extent such amount has been paid to the Trustee as administrator of the Credit Enhancement pursuant to the Series Supplement.

                  SECTION 5. REPAYMENT OF PRINCIPAL OF THE LOAN. The principal amount of the Loan shall be due and payable on the Series Termination Date. The Trust shall repay the unpaid principal balance of the Loan in full on or before the Series Termination Date in accordance with the provisions of this Agreement; provided, however, that the unpaid principal amount of the Loan shall only be paid from the funds described below, and only to the extent such funds are available.

                  (a) If, as of any Distribution Date, after giving effect to all other deposits to and withdrawals from the Credit Enhancement Account as of such Distribution Date, the amount on deposit in the Credit Enhancement Account exceeds the Total Maximum Credit Enhancement Amount, (i) the amount of such excess, up to the amount, if any, by which the amount on deposit in the Credit Enhancement Account exceeds the unpaid principal amount of the Loan, shall be withdrawn from the Credit Enhancement Account and paid to Discover Bank on behalf of the Holder of the Seller Certificate and (ii) the remaining amount of such excess, if any, after payment of any amounts to be paid to Discover Bank on behalf of the Holder of the Seller Certificate pursuant to clause (i) of this
Section 5(a), shall be withdrawn from the Credit Enhancement Account and paid to the Credit Enhancement Provider for application toward the unpaid principal amount of the Loan.

                  (b) On the earlier to occur of (i) the Series Termination Date and (ii) the day on which the Class Invested Amount with respect to each Class of the Series is paid in full, and after payment of any amounts to be paid on such day from the Credit Enhancement Account to or for the benefit of the Investor Certificateholders of the Series, all amounts remaining on deposit in the Credit Enhancement Account, up to the amount of the unpaid principal amount of the Loan, shall be withdrawn from such account and paid to the Credit Enhancement Provider for application toward the unpaid principal amount of the Loan.

                  SECTION 6. PAYMENTS TO THE HOLDER OF THE SELLER CERTIFICATE AND THE MASTER SERVICER.

                  (a) On each Distribution Date, the Trustee as administrator of the Credit Enhancement shall pay or cause to be paid to Discover Bank on behalf of the Holder of the Seller Certificate (i) the interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on an amount equal to the positive difference, if any, between (x) the amount on deposit in the Credit Enhancement Account and (y) the Provider Amount and (ii) the positive difference, if any, between (x) the amount of interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on the Provider Amount and (y) the amount paid to the Credit Enhancement Provider on such Distribution Date pursuant to Section 4(a).

                  (b) On each Distribution Date, an amount equal to the amount, if any, paid to the Trustee as administrator of the Credit Enhancement pursuant to Section 9(b)(27) of the Series Supplement, shall be paid to Discover Bank on behalf of the Holder of the Seller Certificate.

(c) On the earlier to occur of (i) the Series Termination Date and (ii) the day on which the Class Invested Amount with respect to each Class of the Series is paid in full, and after payment of any amounts to be paid on such day from the Credit Enhancement Account to or for the benefit of the Investor Certificateholders of the Series, any amounts remaining on deposit in the Credit Enhancement Account that are not paid to the Credit Enhancement Provider pursuant to Section 5(b) hereof shall be withdrawn from such account and paid to Discover Bank on behalf of the Holder of the Seller Certificate.

                  SECTION 7. DEPOSITS TO AND WITHDRAWALS FROM THE CREDIT ENHANCEMENT ACCOUNT.

                  (a) The proceeds of the Loan made by the Credit Enhancement Provider to the Trust pursuant to Section 2 hereof, for the benefit of the Investor Certificateholders of the Series, on the Series Closing Date and the proceeds of any additional loan made by the Credit Enhancement Provider pursuant to Section 8 hereof, shall be deposited into the Credit Enhancement Account. In addition, any amounts paid to the Trustee as administrator of the Credit Enhancement on any Distribution Date with respect to the Total Available Credit Enhancement Amount or the Available Class B Credit Enhancement Amount pursuant to the terms of the Series Supplement also shall be deposited into the Credit Enhancement Account upon receipt of such funds by the Trustee.

                  (b) Any withdrawals from the Credit Enhancement Account for the benefit of the Investor Certificateholders pursuant to Section 9 of the Series Supplement may be made by the Master Servicer or by the Trustee as administrator of the Credit Enhancement and shall be deemed to be made first from amounts on deposit in the Credit Enhancement Account as a result of payments of Series Excess Servicing and other amounts to the Trustee as administrator of the Credit Enhancement to fund the Total Available Credit Enhancement Amount, including any Series Excess Servicing or other such amounts on deposit in the Credit Enhancement Account as a result of an Alternative Credit Support Election having been made or as a result of the occurrence of a Supplemental Credit Enhancement Event, and only after such amounts are exhausted shall any such withdrawals be deemed to be made from amounts on deposit in the Credit Enhancement Account that are attributable to the Loan.

                  (c) On or before any Distribution Date on which Discover Bank is the Master Servicer, all payments made pursuant to this Agreement or the Series Supplement between the Master Servicer or the Holder of the Seller Certificate and the Credit Enhancement Account, may be aggregated for such Distribution Date such that Discover Bank, acting as Master Servicer and as agent of the Holder of the Seller Certificate, may make only one payment to the Credit Enhancement Account in satisfaction of all payments of the Master Servicer and the Holder of the Seller Certificate pursuant to this Agreement or the Series Supplement, to the extent that all payment obligations of the Master Servicer and the Holder of the Seller Certificate to the Credit Enhancement Account on such Distribution Date exceed all payment obligations of the Credit Enhancement Account to the Master Servicer and the Holder of the Seller Certificate on such Distribution Date.

                  SECTION 8. CERTAIN ADDITIONAL LOANS.

                  (a) Alternative Credit Support Election. In the event that an Alternative Credit Support Election is made pursuant to the provisions of the Series Supplement, Discover Bank on behalf of the Holder of the Seller Certificate may cause the Additional Credit Support Amount to be funded by Series Excess Servicing and other amounts paid to the Trustee as administrator of the Credit Enhancement to fund the Available Class B Credit Enhancement Amount, pursuant to Section 9 of the Series Supplement, or may request that the Credit Enhancement Provider make an additional loan in the amount of the Additional Credit Support Amount. If Discover Bank on behalf of the Holder of the Seller Certificate makes such request, and if the Credit Enhancement Provider elects to make such loan, the amount of such loan shall be added to the unpaid principal amount of the Loan. In the event that the Alternative Credit Support Election does not become effective, the Additional Credit Support Amount (or, if the entire amount of the Additional Credit Support Amount is not then on deposit in the Credit Enhancement Account, the portion of the Additional Credit Support Amount that is then on deposit) shall be withdrawn from the Credit Enhancement Account and repaid to Discover Bank on behalf of the Holder of the Seller Certificate (or, if such amount was loaned by the Credit Enhancement Provider, returned to the Credit Enhancement Provider).

                  (b) Supplemental Credit Enhancement Event. In the event that a Supplemental Credit Enhancement Event occurs, Discover Bank as Servicer may cause the Supplemental Credit Enhancement Amount to be funded by Series Excess Servicing and other amounts paid to the Trustee as administrator of the Credit Enhancement to fund the Available Class B Credit Enhancement Amount, or may request that the Credit Enhancement Provider make an additional loan in the amount of the Supplemental Credit Enhancement Amount. If Discover Bank as Servicer makes such a request, and if the Credit Enhancement Provider elects to make such loan, the amount of such loan shall be equal to the Supplemental Credit Enhancement Amount and shall be added to the unpaid principal amount of the Loan.

                  (c) Notice. The Credit Enhancement Provider shall give prior written notice to Moody's of the making of any loan by the Credit Enhancement Provider other than the additional loans described in this Section 8.

                  (d) At the time of any additional loan described in this
Section 8, Discover Bank as Servicer and the Credit Enhancement Provider may agree in writing that the Supplemental Credit Enhancement Amount or the Additional Credit Support Amount, as applicable, shall bear interest at a different LIBOR-Based Rate, which rate shall reflect prevailing market conditions and the expected duration of such additional loan.

                  SECTION 9. LIMITED OBLIGATION; WAIVER OF SETOFF; OBLIGATIONS ABSOLUTE.

                  (a) Notwithstanding any provision in any other section of this Agreement to the contrary, the obligation to repay the Loan, together with interest thereon, shall be without recourse to any Seller, the Master Servicer, any Servicer, the Trustee, the Trust, any Certificateholder, or any affiliate, officer, director, employee or person acting on behalf of any of them, and the obligation to pay such amounts shall be limited solely to the application of funds pursuant to this Agreement, in the manner and to the extent such funds are available, except for the direct recourse indemnification obligation of each successor Master Servicer pursuant to Section 11 hereof. The Credit Enhancement Provider agrees that its interest in funds on deposit in the Credit Enhancement Account is subordinated to the interests of the Investor Certificateholders of the Series, as provided in this Agreement and in the Series Supplement. The

Credit Enhancement Provider further agrees that it shall have no right of setoff or lender's lien against any Seller, the Master Servicer, any Servicer, the Trustee, the Trust, or any Certificateholder.

                  (b) The obligations of the Seller, the Trustee, the Credit Enhancement Provider and the Master Servicer under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement.

                  SECTION 10. INVESTMENTS AND INFORMATION.

                  (a) The Trustee shall from time to time during the term of this Agreement invest all amounts on deposit in the Credit Enhancement Account as the Master Servicer shall direct, which investments shall at all times be made in compliance with the terms of the Pooling and Servicing Agreement and the Series Supplement.

                  (b) The Master Servicer shall provide the Credit Enhancement Provider with such background information and data with respect to the Credit Enhancement Account as the Credit Enhancement Provider may reasonably request.

                  SECTION 11. SERVICING TRANSFER. In the event that a successor Master Servicer is appointed pursuant to the Pooling and Servicing Agreement, from and after the effective date of such transfer of servicing, the successor Master Servicer appointed pursuant to the Pooling and Servicing Agreement, and not the former Master Servicer, shall (a) be responsible for the performance of all servicing functions to be performed from and after such date, (b) agree to be bound by the terms, covenants and conditions contained herein applicable to the Master Servicer and be subject to the duties and obligations of the Master Servicer hereunder, and (c) agree to indemnify and hold harmless the Credit Enhancement Provider from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Credit Enhancement Provider may incur (or which may be claimed against the Credit Enhancement Provider) by reason of the gross negligence or willful misconduct of the successor Master Servicer in exercising its powers and carrying out its obligations under the Pooling and Servicing Agreement and the Series Supplement. Such transfer of servicing shall not affect any rights or obligations of the former Master Servicer under this Agreement that arose prior to the effective date of the transfer of servicing, except that such former Master Servicer shall have no obligation to indemnify the Credit Enhancement Provider as a result of any act or failure to act of any successor Master Servicer in the performance of the servicing functions.

                  SECTION 12. REPRESENTATIONS AND WARRANTIES.

                  (a) The Credit Enhancement Provider hereby represents and warrants to the Master Servicer and the Trustee that:

                  (i) The Credit Enhancement Provider has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                  (ii) This Agreement has been duly authorized, executed and delivered on the part of the Credit Enhancement Provider.

                  (iii) When executed and delivered, this Agreement will constitute a valid and binding agreement of the Credit Enhancement Provider enforceable against the Credit Enhancement Provider in accordance with its terms, except (A) as the same may be limited by insolvency, bankruptcy or reorganization or other laws relating to or affecting the enforcement of creditors' rights and (B) as the same may be limited by general equity principles (whether considered in a proceeding at law or in equity) and by the discretion of the court before which any proceeding therefor may be brought.

                  (b) The Master Servicer hereby represents and warrants to the Credit Enhancement Provider and the Trustee that:

                  (i) The Master Servicer has been duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to execute, deliver and perform its obligations under the Pooling and Servicing Agreement, the Series Supplement and this Agreement.

                  (ii) This Agreement, the Pooling and Servicing Agreement and the Series Supplement have been duly authorized, executed and delivered on the part of the Master Servicer.

                  (iii) When executed and delivered, each of this Agreement, the Pooling and Servicing Agreement and the Series Supplement will constitute a valid and binding agreement of the Master Servicer enforceable against the Master Servicer in accordance with its terms, except (A) as the same may be limited by insolvency, bankruptcy, receivership or reorganization or other laws relating to or affecting the enforcement of creditors' rights and (B) as the same may be limited by general equity principles (whether considered in a proceeding at law or in equity) and by the discretion of the court before which any proceeding therefor may be brought.

                  (c) The Trustee hereby represents and warrants to the Credit Enhancement Provider and the Master Servicer that:

                  (i) The Trustee is organized, existing and in good standing under the laws of the United States of America.

                  (ii) The Trustee has full power, authority and right to execute, deliver and perform this Agreement, the Pooling and Servicing Agreement and the Series Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement, the Pooling and Servicing Agreement and the Series Supplement.

                  (iii) Each of this Agreement, the Pooling and Servicing Agreement and the Series Supplement have been duly executed and delivered by the Trustee.

                  SECTION 13. COVENANTS. Discover Bank, as Master Servicer and on behalf of the Holder of the Seller Certificate, covenants and agrees that, so long as this Agreement shall remain in effect or any monetary obligation arising hereunder or under the Series Supplement shall remain unpaid, it will change the terms and provisions of a Credit Agreement with respect to a Discover Bank Discover Card Account or any other Account with respect to which it is the Servicer (including, without limitation, the calculation of the amount, or the timing, of charge-offs) only if it does not believe, after a good faith assessment of the expected effects of such change, that such change will result in a reduction of the Portfolio Yield, for any Due Period beginning prior to the termination of the Series, to less than the Base Rate unless such change (i) is required by any Requirements of Law or
(ii) is deemed necessary by Discover Bank in its sole reasonable judgment to maintain its credit card business on a competitive basis. For purposes of this
Section 13, "Base Rate" shall mean (i) the weighted average of the Certificate Rates for each Class of each Series then outstanding plus (ii) 1% per annum. For purposes of the immediately preceding sentence, the Certificate Rate for each Class that does not have a fixed Certificate Rate shall be the actual Certificate Rate for such Class for the Interest Accrual Period commencing in the immediately preceding Due Period. In the event that any Additional Seller shall transfer Receivables in Additional Accounts to the Trust, Discover Bank on behalf of the Holder of the Seller Certificate shall cause the Servicer with respect to such Additional Accounts to make the covenant set forth above with respect to such Additional Accounts.

                  SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  SECTION 15. TERMINATION. This Agreement shall terminate on the date on which the Series terminates in accordance with the provisions of the Pooling and Servicing Agreement and the Series Supplement; provided, however, that this Agreement may be terminated by the Master Servicer at any time, without penalty, provided that such termination does not cause the ratings of the Investor Certificates to be lowered or withdrawn by either of the Rating Agencies; and provided, further, that all amounts owing to the Credit Enhancement Provider hereunder with respect to principal and interest on the Loan shall have been paid in full. Notwithstanding the foregoing, the Credit Enhancement Provider shall have no rights under this Agreement, and shall not be entitled to any payments hereunder, if and for so long as there is no Loan outstanding hereunder and no accrued but unpaid interest.

                  SECTION 16. NOTICES. Unless specifically indicated otherwise herein, all notices and other communications provided for hereunder shall be in writing and, if to the Credit Enhancement Provider, addressed to:

                   Discover Receivables Financing Corporation
                                  12 Read's Way
                           New Castle, Delaware 19720
                  Attn: Executive Vice President and Secretary
                              Phone: (302) 323-7167
                               Fax: (302) 323-7393

or, if to the Seller or the Master Servicer, addressed to:

                                  Discover Bank
                                  12 Read's Way
                           New Castle, Delaware 19720
                            Attn: Michael F. Rickert
                              Phone: (302) 323-7434
                               Fax: (302) 323-7393

or, if to the Trustee, addressed to:

                         U.S. Bank National Association
                                Wrigley Building
                      400 North Michigan Avenue, 2nd Floor
                                    ILWB0410
                          Chicago, Illinois 60611-4181
                             Attn: Patricia M. Child
                              Phone: (312) 836-6713
                               Fax: (312) 836-6701

or as to any party at such other address as shall be designated by such party in a written notice to the other parties.

                  Any notice or other communication shall be sufficiently given and shall be deemed given when delivered to the addressee in writing or when transmitted by telecopier, receipt of which by the addressee is confirmed by telephone.

                  SECTION 17. BANKRUPTCY. To the extent that the Trustee, the Master Servicer or Discover Bank on behalf of the Holder of the Seller Certificate makes a payment to the Credit Enhancement Provider or the Credit Enhancement Provider receives any payment or proceeds with respect to the Loan, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any state or federal insolvency or bankruptcy law then, to the extent such payment or proceeds are set aside, the amount or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Credit Enhancement Provider.

                  SECTION 18. LIMITATION OF REMEDIES. The Credit Enhancement Provider shall not have the right to cause the Loan or any portion thereof to become due and payable prior to the due date for the Loan as set forth herein.

                  SECTION 19. NO PETITION.

                  (a) The Credit Enhancement Provider, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute, join in or otherwise cause the institution of, against any Seller, the Master Servicer or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state or similar law prior to a year and a day after the final payment of all investor certificates issued by any trust with respect to which Discover Bank is the seller.

                  (b) Each of Discover Bank and the Trustee, by entering into this Agreement, hereby covenants and agrees that it will not at any time institute, join in or otherwise cause the institution of, against the Credit Enhancement Provider, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state or similar law prior to a year and a day after the final payment of all investor certificates issued by any trust with respect to which Discover Bank is the seller.

                  SECTION 20. AMENDMENTS. This Agreement shall not be amended or modified without the written consent of each of the parties hereto. No amendment hereto shall become effective without prior confirmation from the Rating Agencies that such amendment will not cause a lowering or withdrawal of the then current ratings of the Investor Certificates of the Series. The Master Servicer shall provide a copy of any amendment hereto to the Rating Agencies.

                  SECTION 21. SUCCESSORS AND ASSIGNS; REPLACEMENT OF CREDIT ENHANCEMENT PROVIDER.

                  (a) This Agreement shall be binding upon, and inure to the benefit of, the Trustee, the Sellers, the Servicers, the Master Servicer and the Credit Enhancement Provider and their respective successors and permitted assigns.

                  (b) No Seller shall assign its interests hereunder and under the Pooling and Servicing Agreement or the Series Supplement, or any portion of such interests, except by an assignment that transfers each such interest to the same assignee.

                  (c) In the event that a successor trustee is appointed pursuant to the provisions of the Pooling and Servicing Agreement to replace the then current Trustee, such successor trustee, from and after its appointment, shall be the Trustee for purposes of this Agreement and shall assume all of the rights and obligations of the Trustee hereunder.

                  (d) The Credit Enhancement Provider may not assign any of its rights or obligations hereunder without the prior written consent of Discover Bank on behalf of the Holder of the Seller Certificate and without prior written confirmation from the Rating Agencies that such assignment will not result in the lowering or withdrawal of the rating of any Class of any Series then outstanding.

                  SECTION 22. PARTICIPATION. Any successor Credit Enhancement Provider that is not a special-purpose corporation that is an affiliate of Discover Bank may, without the consent of the Trustee, the Trust, any Seller, the Master Servicer, any Servicer or any Certificateholder of the Series, sell participations to one or more banks or other entities in all or a portion of its rights under this Agreement (including all or a portion of the Loan); provided, however, that (a) the Credit Enhancement Provider's obligations under this Agreement shall remain unchanged, (b) the Credit Enhancement Provider shall remain solely responsible to the other parties hereto for the performance of such obligations, (c) the Trustee, the Trust, the Sellers and the Master Servicer shall continue to deal solely and directly with the Credit Enhancement Provider in connection with the Credit Enhancement Provider's rights and obligations under this Agreement, and (d) the Credit Enhancement Provider shall retain the sole right to enforce the obligations of the Trustee, the Trust, the Sellers or the Master Servicer under this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement.

                  IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and delivered by the undersigned thereunto duly authorized as of the day and year first above written.

                                             DISCOVER RECEIVABLES FINANCING
                                               CORPORATION,
                                             as Credit Enhancement Provider



                                             By: /s/ Jai Sooklal
                                                --------------------------------
                                                 Name:   Jai Sooklal
                                                 Title:  Vice President



                                             DISCOVER BANK,
                                             as Master Servicer, Servicer and
                                                Seller



                                             By: /s/ Michael F. Rickert
                                                --------------------------------
                                                 Name:   Michael F. Rickert
                                                 Title:  Vice President, Chief
                                                         Accounting Officer and
                                                         Treasurer




                                             U.S. BANK NATIONAL ASSOCIATION,
                                             as Trustee



                                             By: /s/ Patricia M. Child
                                                --------------------------------
                                                 Name:   Patricia M. Child
                                                 Title:  Vice President



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